Exhibit 10.2

August 1, 2025
[Participant Name]
[Participant Email]

    Re: Notice and Acknowledgment of Plan Amendment
You were previously awarded certain restricted stock units (the “Award(s)”) of Sezzle Inc., a Delaware corporation (the “Company”), under the Company’s 2021 Equity Incentive Plan (as amended and/or restated from time to time, the “Plan”), subject to the terms and conditions set forth in the Notice(s) and Equity Award Agreement(s) between you and the Company (collectively, the “Award Agreement(s)”). Capitalized terms used in this Notice and Acknowledgment (“Notice”) have the meanings set forth in the Plan, unless otherwise defined in this Notice.
On July 31, 2025, the Company adopted an amendment to the Plan attached as Exhibit A (the “Plan Amendment”). The Company adopted the Plan Amendment to, among other things, permit the Company to delay the settlement of Awards that vest during “blackout periods” under the Company’s Securities Trading Policy. As contemplated by the Plan Amendment, in the future, the Company intends to delay the settlement of your Award(s) until the Company can facilitate a Sell-To-Cover Transaction in an open trading window under the Company’s Securities Trading Policy that yields proceeds to satisfy your withholding tax obligations with respect to such settlement (unless you elect to remit to the Company cash amounts sufficient to satisfy such tax withholding obligations).
By executing the acknowledgement below, you agree to the following terms and conditions:
1. You have received and reviewed the terms of the Plan Amendment, and agree that the Plan Amendment amends the Plan and is incorporated into each Award Agreement governing your outstanding Award(s).
2. Except as explicitly amended by the Plan Amendment, all of the terms and conditions of the Plan and the Award Agreement(s) remain in full force and effect.
3.All references in the Award Agreement(s) to “the Plan” shall hereafter refer to the Plan, as amended by the Plan Amendment.
4.This Notice may be executed in counterparts, each of which shall be considered an original. Signatures may be delivered electronically or by facsimile, and the parties agree to accept and be bound by electronic and facsimile copies of original signatures to this Notice.
Sincerely,

Name:    Charles Youakim
Title:     Executive Chairman and Chief Executive Officer

Exhibit 10.2

ACKNOWLEDGED AND AGREED:

PARTICIPANT:

(PRINT NAME)

(Signature)

Enclosures

Exhibit 10.2

Exhibit A
Plan Amendment

See attached.

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